Exhibit 4.3



                             FIRST WESTERN BANCORP, INC.

                     INCENTIVE STOCK OPTION PLAN FOR KEY OFFICERS

                       (AS AMENDED EFFECTIVE FEBRUARY 21, 1995)


          I.     Purpose
                 --------

                 The purpose of this Incentive Stock Option Plan for Key Officers ("Plan") is to promote the long range growth and profitability of First Western Bancorp, Inc. (the "Company") and to enhance shareholder value by encouraging diligence, loyalty, and competence among key employees and officers of the Company through offering to such employees the opportunity to acquire shares of the Company's Common Stock and thus participate in the enhanced value generated by their efforts.

          II.    Definitions
                 -----------

                 The following terms shall have the meaning shown unless the context clearly indicates otherwise:

                 2.1 "Board of Directors" means the Board of Directors of the Company.

                 2.2 "Code" means the Internal Revenue Code of 1986, as the same shall be amended from time to time.

                 2.3 "Committee" means the plan administrator provided for in paragraph 3.1 of this Plan.

                 2.4 "Common Stock" means the common stock, currently of par value $5 per share, of the Company, except as otherwise provided in paragraph 8.8 of the Plan.

                 2.5 "Fair Market Value" as of any date means the fair market value of one share of Common Stock, as determined by the Committee in good faith based on
                         (a) the average between the high and the low
                         prices of actual sales of Common Stock on such date as reported on any stock exchange on which the Common Stock is then listed or any quotation system approved by the National Association of Securities Dealers then reporting sales of Common Stock, or if no actual sales of Common Stock are reported on such date then (b) the average of the bid and asked prices for Common Stock as reported as of such date on any stock exchange on which the
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                         Common Stock is then listed or any quotation
                         system approved by the National Association of Securities Dealers then reporting such bid and asked prices or, of there be no recent bid or asked prices then (c) as determined by the Committee in good faith pursuant to the principles of Section 422 of the Code and Regulations issued thereunder based on trading information, appraisals, or other financial data as the Committee deems to be relevant.

                 2.6 "ISOs" means stock options granted by the Committee, which at the time granted, are intended to qualify as incentive stock options under
                         Section 422 of the Code.

                 2.7 "Non-Statutory Options" means stock options granted by the Committee, which at the time granted, are not intended to qualify as ISOs.

                 2.8 "Options" means any rights to purchase shares of Common Stock granted pursuant to Article V of this Plan including both ISOs and Non-Statutory Options.

                 2.9 "Performance Options" means ISOs and/or Non-Statutory Options that become exercisable only upon the attainment of performance goals or that are otherwise designed to relate to the attainment of such goals.

                 2.10 "Plan" means this Incentive Stock Option Plan for Key Officers, as the same shall be amended from time to time.

                 2.11 "Subsidiaries" means any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Company under Section 424(f) of the Code (or any similar provision hereinafter enacted).

                 2.12 "Ten Percent Stockholder" means any stockholder who at the time an ISO is granted owns (within the meaning of section 424(d) of the Code) more than ten percent of the voting power of all classes of stock of the Company or any Subsidiary of the Company, or of any parent of the Company as parent is defined in Section 424(e) of the Code (or any similar provision hereafter enacted).





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          III.   Administration
                 --------------

                 3.1 Plan Committee. The Plan shall be administered by a Committee designated by the Board of Directors of the Company and consisting of not fewer than three members of the Board of Directors who are "disinterested directors" within the meaning of Securities and Exchange Commission Rule 16b-3 (or any successor rule or regulation of the Securities and Exchange Commission), who are "outside directors" within the meaning of Section 162(m) of the Code and who are non-employees of the Company or any of its Subsidiaries. Unless the Board of Directors specifically designates otherwise, the Compensation Committee of the Board of Directors shall constitute the Committee.

                 3.2 Authority of the Committee. The Committee shall have the authority, in its sole discretion, from time to time:

                         (a)  Subject to Article V, to grant Options
                              provided for in this Plan and set the price to be paid for the Common Stock subject to the Option;

                         (b) To prescribe such limitations, restrictions, terms, and conditions upon any such award of Options as the Committee deems to be appropriate in granting such award;

                         (c) To determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options as it may deem to be appropriate;

                         (d)  To adopt, amend, and rescind rules and
                              regulations relating to this Plan and to interpret the Plan and to interpret agreements entered into granting Options pursuant to this Plan; and

                         (e) To make other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan.

                 3.3 Finality of Committee Action. All actions of the Committee taken in good faith shall be final, conclusive,and binding upon all persons affected by the action or decision of the Committee. No member of the Committee shall be liable for any such action taken or any decision made or any

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                         award granted pursuant to the Plan provided such
                         action, decision, or award was made in good faith.

          IV.    Participation
                 -------------

                 4.1 Persons Eligible. The Committee may grant options under this Plan to any officer or key employee of the Company or of any Subsidiary of the Company. In granting such Options and determining the amount, form, limitations, restriction, terms, and conditions of such award, the Committee shall give consideration to the functions and responsibility of the awardee, his or her potential contributions to the profitability, sound growth, and shareholder value of the Company along with such other factors as the Committee may, in its discretion, deem to be relevant.

                 4.2 Maximum Limits. The aggregate Fair Market Value of the shares of Common Stock (determined at the time an ISO is granted) with respect to which ISOs first become exercisable by one individual optionee during any calendar year, under this Plan and all other stock option plans of the Company and its Subsidiaries, if any, shall not exceed $100,000. Any Options otherwise exercisable that because of the previous sentence cannot be fully exercised as ISOs shall be considered Non-Statutory Options. Options in respect of no more than 75,000 shares of Common Stock may be granted to any eligible employee in any calendar year.

          V.     Grant of Options
                 ----------------

                 5.1 Terms and Conditions. The grant of an Option pursuant to this Plan shall be evidenced by a written agreement entered into by the Committee on behalf of the Company and accepted in writing by the awardee of the Option. All Options granted pursuant to this Plan shall be subject to the terms and conditions set forth in this Article V and to such other terms and conditions which the Committee may deem to be appropriate, not inconsistent with the Plan:

                         (a) Exercise Period. The term of each Option shall be for such time period as the Committee shall determine, but for not more than ten years from the date of the grant of the Option; provided however, that in the case of an ISO granted to an individual who at the time of the grant is a Ten Percent Stockholder, such period shall not exceed

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                              five years from the date of the grant.  In
                              granting an Option, the Committee shall
                              determine whether the Option will be a
                              Performance Option and when and under what circumstances each portion of that Option shall become exercisable and shall set forth in the agreement a schedule describing the exercisability of such Option in such manner as the Committee deems to be appropriate. Unless the Committee specifically determines otherwise, no Option shall become exercisable prior to the date which is six months following the date on which the Option was granted.

                         (b) Option Price. The option price per share for Common Stock covered by any Option granted by the Committee ("Option price") shall be determined by the Committee at the time of the grant thereof but in no event shall such option price be less than the Fair Market Value of the shares of Common Stock subject to such Option on the date the Option is granted; provided, however, that in the case of an Option granted to a Ten Percent Stockholder the Option price shall not be less than 110% of the Fair Market Value of the shares of Common Stock subject to such Option on the date granted.

			(c)   Exercise of Options.  An Option may be
			      exercised from time to time by written notice from the holder of the Option to the Company of such holder's intent to exercise the Option with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Option holder upon receipt by the Company of both such notice and payment in full for such shares.

			      As an alternate to the procedures set forth in the paragraph immediately preceding, the Company may provide that an Option holder may exercise the Option by delivery of an irrevocable notice of exercise executed by the Option holder and accompanied by payment in full of the Option price by the broker of the Option holder containing an irrevocable instruction to the company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Option holder's broker for the Option holder's account, provided that such exercise would not subject the Option holder to liability under Section

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                              16(b) of the Securities Exchange Act of 1934
                              (the "Exchange Act").

                         (d) Payment of Option Price Upon Exercise. Each stock option agreement shall provide that the Option price of the shares with respect to which an Option shall be exercised shall be paid to the Company at the time of exercise (except as otherwise provided in subparagraph
                              (c) above in (i) cash, (ii) whole shares of Common Stock already owned by the option holder, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) a combination of such cash and Common Stock, or (iv) such other form of consideration as the Committee may, in its sole discretion, determine to be acceptable.

                         (e)  Exercise of the Option in the Event of
                              Termination of Employment, Retirement,
                              Disability, or Death.
                              (i)  If an Option holder ceases to be
                              employed by the Company or by any of its Subsidiaries for any reason other than retirement, disability, or death, unless such termination is with permission of the Company or follows a "change of control" event described in Article VII below, such person's Options whether or not exercisable at the time of termination of employment, shall automatically terminate on such date unless the Committee has, in its sole discretion, either provided in the stock option agreement that Options exercisable at termination of employment shall continue to be exercisable for a stated period of time, or determined in its sole discretion at the time of termination of employment that Options exercisable at such time may continue to be exercised, provided, however, that in no event shall any Option be exercisable after the expiration of the exercise period set forth in paragraph 5.1(a) above.

                              (ii)  The Committee may, in its sole
                                   discretion, in granting Options pursuant
                                   to this Plan, include in the stock
                                   option agreement granting such Options,
                                   such provisions as the Committee may
                                   deem to be advisable with respect to the
                                   Option holder's right to exercise
                                   Options subsequent to retirement with
                                   the consent of the Company, termination
                                   of employment with the consent of the
                                   Company, or subsequent to the Option
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                                   holder's termination of employment by
                                   reason of disability (within the meaning of Section 22(e)(3) of the Code); provided, however, that the period by which an Option may be exercised after such termination due to retirement or termination with the consent of the Company shall not exceed three months from the date of termination; and provided further that the time to exercise any Options in the event of termination due to disability shall not exceed 12 months; and provided further that in no event shall any Option be exercisable after the fixed termination date set forth in the stock option agreement pursuant to paragraph 5.1(a) of this Plan.

                                   (iii)  Unless the Committee provides
                                   otherwise in the stock option agreement, if a "change of control" event described in Article VII should occur, all Options exercisable by the Option holder who was at the time of the "change of control" event an employee of the Company or of any of its Subsidiaries, parent or affiliates shall remain exercisable by the holder (or by his estate, as the case may be) for three months following termination of employment with the Company or any of its Subsidiaries, parent or affiliates, unless a longer exercisable period is available under other provisions of this paragraph 5.1, but in no event for a period extending beyond the fixed termination date set pursuant to paragraph 5.1(a) of this Plan.

                                   (iv)  The Committee may provide in the
                                   stock option agreement pursuant to which Options are granted that, in the event the Option holder should die either while in the employment of the Company or any of its Subsidiaries, or while such Option holder has the right to exercise Options under the preceding paragraphs (i) and (ii), such Options may be exercised by the personal representative of the Option holder's estate to the extent such Options would have been exercisable at the time of the holder's death, and such personal representative may exercise such Options

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                                   for a period set forth in the agreement
                                   (or granted by the Committee following
                                   the holder's death) but in no event for
                                   a period exceeding the shorter of one
                                   year following the Option holder's death or the period for exercise as set forth in the stock option agreement pursuant to paragraph 5.1(a) above, whichever period first expires. To the extent a person would otherwise be a transferee of the Option through the Option holder's estate under his will or laws of descent and distribution, such person, in lieu of the exercise by the personal representative, may exercise such Options.

                         (f) If a person holding an Option should engage in competition with the Company or with any of its Subsidiaries, the Committee, in its discretion may terminate all outstanding Options held by such person, whether or not such Options are then exercisable.

                 5.2 Designation of Options. Each stock option agreement shall designate whether the Options granted thereunder are ISOs or Non-Statutory Options. Except as otherwise expressly provided in the applicable stock option agreement, each provision of this Plan and of each stock option agreement relating to an Option designated as an ISO, shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

          VI.    Aggregate Limitation on Shares of Common Stock
                 ----------------------------------------------

                 6.1     Number of Shares of Common Stock.
                         (a) The number of shares of Common Stock that can be purchased pursuant to Options issued under this Plan shall not exceed 397,277 shares, subject to such adjustments as may be made pursuant to paragraph 8.8. Shares of Common Stock which may be issued pursuant to Options granted under this Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury shares.

                         (b) Any shares of Common Stock subject to an Option which for any reason either terminates unexercised or expires shall again be available for issuance under this Plan during the life of the Plan.

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                         (c)  Any shares of Common Stock surrendered to the
                         Company by an Option holder in connection with the exercise of an Option shall be cancelled and shall not be available for use in connection with the Plan or otherwise by the Company.

          VII. Change in Control. For purposes of the Plan, regardless of any schedule as to when Options to purchase shares can be exercised, such Options shall become fully and immediately exercisable upon any of the following events for holders of Options who have not ceased to be employed by the Company or by any of its Subsidiaries at the time of such event:

                 (a) Upon the Board of Directors learning that an outside party, or group of persons acting together in concert, has acquired 25% or more of the Common Stock.

                 (b) Upon the commencement of a tender offer to acquire 50% or more of the Common Stock of the Company.

                 (c) Upon the approval of the Board of Directors of a reorganization plan under which the Company is to be merged, consolidated, or otherwise combined (or its assets purchased) so that shareholders of the Company following such reorganization shall own less than a majority of the shares carrying voting rights in such surviving or acquiring corporation.

                 (d) The Board of Directors approves any liquidation of substantially all assets or any distribution of assets of the Company or of a subsidiary of the Company when such assets being distributed have a value equaling or exceeding 30% of the value of the assets of the Company prior to such distribution.

                 (e) One-third or more of the membership of the Board of Directors consists of members not recommended for membership by the Company or the Board of Directors.

          VIII.  Miscellaneous
                 -------------

                 8.1 General Restrictions. Any Options granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock, or any consent or approval of any governmental body or agency, or any other agreement or consent is necessary or desirable as a condition of the granting of an award or issuance of Common Stock in satisfaction thereof,

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                         such award or such issuance may not be consummated
                         unless such requirement is satisfied in a manner acceptable to the Committee.

                 8.2 Non-Assignability. No Option granted under this Plan shall be assignable or transferable by the holder of such Option except by will or laws of descent and distribution and then only to the extent provided for under paragraph 5.1(e)(iii). During the life of the holder of an Option, any Option shall be exercisable only by such holder.

                 8.3     Withholding Taxes
                         -----------------

                 (a) The Committee shall have the right to require an Option holder to remit to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements. The Committee's determination of when tax withholding is due and the amount of such withholding shall be conclusive. The Company may delay the issuance of shares of Common Stock otherwise issuable hereunder pending the satisfaction of the withholding obligation by an Option holder. If an Option holder should sell, transfer, assign, or otherwise dispose of shares of Common Stock acquired by him upon the exercise of an ISO within two years after the date on which the ISO was granted or within one year after the receipt of the shares of Common Stock by such person, such person, even if not then an employee of the Company, shall promptly notify the Company of such disposition and the Company shall have the right to require such person to remit to the Company the amount necessary to satisfy any federal, state, and local tax withholding requirements imposed by reason of such disposition.

                    (b) Amounts to which the Company is entitled pursuant to paragraph 8.3(a) may be paid, at the election of the Option holder and with the approval of the Committee, either (i) in cash, withheld from the Option holder's salary or other compensation paid by the Company or any Subsidiary of the Company, or (ii) by electing to have withheld from the shares of Common Stock otherwise issuable to such person upon exercise of an Option that number of shares having a Fair Market Value on the exercise date equal to the amount of tax the Company is entitled to withhold, provided, however, that such withholding of shares would not subject the option holder to liability under Section 16 of the Exchange Act. An option holder's election to have withheld shares of Common Stock that are otherwise

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                         issuable shall be in writing, shall be irrevocable
                         upon approval by the Committee, and shall be delivered to the Committee prior to the Option exercise date.

                 8.4 Investment Representation. Upon demand by the Committee, the holder of an Option shall deliver to the Company at the time of any exercise of any Option a written representation that the shares to be acquired are to be acquired for investment and not for resale or with the view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares shall be a condition precedent to the right of the option holder (or such other person qualified to purchase shares) to purchase such shares.

                 8.5 No Right to Employment. Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any person the right to continue in the employment of the Company or any Subsidiary thereof nor affect any right which the Company or any Subsidiary thereof may have to terminate the employment of such person.

                 8.6 Non-Uniform Determinations. The Committee's determinations under this Plan (including without limitation the Committee's determinations of the persons to receive Options, the form, amount, and time of such awards of Options, and the terms and provisions of such awards) need not be uniform as to the same person and need not be uniform among different persons and the awards may be made by the Committee selectively among persons who receive or who are eligible to receive awards of Options under this Plan, whether or not such persons are similarly situated.

                 8.7 No Rights as Stockholders. Persons granted Options under this Plan shall have no rights as stockholders of the Company with respect to such Options unless and until certificates for shares of Common Stock are issued to such persons.

                 8.8 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Company by reason of any dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any other transaction which the Committee determines would substantially dilute or enlarge the rights of Option holders, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares

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                         of Common Stock subject to Options theretofore
                         granted under this Plan, the Option price of such Options, and any and all other adjustments deemed appropriate by the Committee to prevent dilution or enlargement of the rights granted to holders of Options. New option rights may be substituted for Options granted under the Plan or the Company's duties as to Options outstanding under the Plan may be assumed by a parent or by another corporation in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation, or like occurrence in which the Company is involved. In the event of such substitution or assumption, the term Common Stock, as defined in paragraph 2.4 of this Plan, shall thereafter include the stock of the corporation granting such new option rights or assuming the Company's duties as to such Options.

                 8.9 Amendment or Termination of the Plan. The Board of Directors, without further approval of the stockholders, may at any time terminate this Plan or any part thereof and may from time to time amend this Plan in any way as the Board of Directors may deem advisable; provided, however, that any amendment to the Plan that would materially increase the rights of the grantee of an Option must be approved by the Company's stockholders before the grantee of an Option may exercise any such increased rights. The termination or amendment of this Plan shall not, without the consent of an Option holder, adversely effect such option holder's rights under an award previously granted.

                 8.10 Term of the Plan. Unless previously terminated pursuant to paragraph 8.9 above, this Plan shall terminate on the tenth anniversary of the date on which the Plan became effective, i.e., will terminate on January 20, 2001, and no Options may be granted on or after such date.

                 8.11 Issuing Shares. The obligation of the Company to issue or transfer and deliver shares for Options exercised under the Plan shall be subject to:

                 (a) The effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such issue or transfer, if deemed necessary or appropriate by counsel for the Company;

                 (b) The condition that the shares of Common Stock authorized to be issued hereunder shall have been listed (or authorized for listing upon official

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                         notice of issuance) upon each stock exchange on
                         which outstanding shares of Common Stock may then be listed, and

                 (c) All other applicable laws, regulations, rules and orders which shall then be in effect.
















































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